Exhibit 99.4

Civil Legal Services SOA Room 730 Woodsworth Building 405 Broadway Winnipeg MB R3C 3L6	In reply, please refer to: Julie Frederickson Crown Counsel
	Phone: Fax:	(204) 945-5000 (204) 948-2041

File No: FI03A0 (242)

April 2, 2013

CIBC World Markets Corp.

RBC Capital Markets, LLC

HSBC Securities (USA) Inc.

National Bank Financial Inc.

As Representatives of the several Underwriters

c/o CIBC World Markets Corp.

300 Madison Avenue

5th Floor

New York, New York 10017

United States of America

Ladies and Gentlemen:

With reference to the requirements of paragraph (b) of Section 6 of the Underwriting Agreement dated March 21, 2013 (the “Underwriting Agreement”), between the Province of Manitoba (the “Province”) and CIBC World Markets Corp., RBC Capital Markets, LLC, HSBC Securities (USA) Inc., and National Bank Financial Inc. as Representatives (the “Representatives”) of the several Underwriters (the “Underwriters”) named in Schedule II thereto, providing for the sale of U.S. $500,000,000 aggregate principal amount of 1.125% Global Debentures Series GE due June 1, 2018, of the Province (the “Debentures”) to the Underwriters, severally, I have examined the following:

(a)	The Financial Administration Act of the Province, being the legislative authority under which the issue of the Debentures is authorized;

(b)

Copies of the Orders of the Lieutenant Governor in Council of the Province with respect to (i) the financing, No. 290/2012, approved on the 23rd day of July, 2012; (ii) the appointment of the Honourable Stan Struthers as Minister of Finance, No. 374/2011, approved on the 19th day of October, 2011; and (iii) the continuation of his appointment, No. 18/2012, approved on the 13th day of January, 2012;

(c)	A copy of the Registration Statement (File No. 333-184733) including any documents incorporated therein by reference (collectively, the “Registration Statement”), and all amendments thereto filed by the Province with the Securities and Exchange Commission of the United States of America, as well as the Prospectus, dated November 8, 2012, the Preliminary Prospectus Supplement, dated March 21, 2013 (the “Preliminary Prospectus Supplement”), the Final Term Sheet, dated March 21, 2013 (the “Final Term Sheet”) (such Preliminary Prospectus Supplement and Final Term Sheet, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”), and the Prospectus Supplement dated March 21, 2013 (the “Prospectus Supplement”) constituting a part of such Registration Statement and filed pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, as amended;

(d)	A copy of the Underwriting Agreement;

(e)	A copy of the Fiscal Agency Agreement;

(f)	The specimen form of the Global Debenture; and

(g)	Such other statutes, documents, records, certificates and proceedings as I have considered necessary for the purposes of this opinion.

Based on the foregoing, in my opinion:

1.	The Debentures have been duly authorized, executed, issued and delivered in accordance with the laws of the Province of Manitoba, the Order of the Lieutenant Governor in Council of the Province applicable thereto and any laws of Canada applicable thereto and constitute valid and legally binding, direct and unconditional general obligations of the Province in accordance with their terms;

2.	The Debentures rank pari passu with all other debentures, bonds and notes constituting general obligations of the Province outstanding on April 2, 2013;

3.	All necessary action has been duly taken by or on behalf of the Province, and all necessary authorizations and approvals under the laws of the Province of Manitoba have been duly obtained, and no such authorizations or approvals under the laws of Canada are necessary, for the authorization, execution and delivery by the Province of the Underwriting Agreement, the Fiscal Agency Agreement and the Debentures and for the issuance, sale and delivery of the Debentures under the Underwriting Agreement and the Fiscal Agency Agreement;

2

4.	The Underwriting Agreement and the Fiscal Agency Agreement have been duly authorized, executed and delivered by the Province in accordance with the laws of the Province of Manitoba and the Order of the Lieutenant Governor in Council of the Province applicable thereto, and there are no laws of Canada applicable thereto;

5.	There are no withholding or other income taxes or capital gains taxes payable under the laws of Canada or of the Province of Manitoba in respect of the Debentures, or the premium thereon, if any, or the interest thereon by an owner who is not, and is not deemed to be, a resident of Canada and who does not use or hold, and who is not deemed to use or hold, the Debentures in carrying on business in Canada, and no estate taxes or succession duties are presently imposed by Canada or the Province of Manitoba;

6.	I have no reason to believe that the Registration Statement, the Pricing Disclosure Package, or the Prospectus Supplement or any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; my opinion with respect to Canadian taxes under the caption “Description of Securities” in the Prospectus is accurately described therein; the descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and I do not know of any legal or governmental proceedings required to be described in the Registration Statement, the Pricing Disclosure Package or Prospectus Supplement which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package or Prospectus Supplement, or filed as exhibits to the Registration Statement, which are not described and filed as required;

7.	The execution and delivery by the Province of the Underwriting Agreement and the Fiscal Agency Agreement, the creation, offering, issue and sale of the Debentures and the performance by the Province of its obligations under the Underwriting Agreement and the Fiscal Agency Agreement will not violate, conflict with or result in a breach of any indenture, agreement or other instrument to which the Province is a party or by which the Province is bound; and

8.	No litigation or proceedings of any nature are now pending or threatened attacking or in any way attempting to restrain or enjoin the issue and delivery of the Debentures or in any manner questioning the authority and proceedings under which the Debentures are issued, or affecting the validity thereof, or contesting the title or official capacity of the Honourable Stan Struthers to sign the Debentures as Minister of Finance of the Province under the authority of Order of the Lieutenant Governor in Council No. 290/2012, or the authority of any of the persons authorized to countersign the Debentures under the designation “Authorized Signing Officer”, and no authority or proceedings for the issuance of the said Debentures have been modified, repealed, revoked or rescinded in whole or in part.

3

In rendering the foregoing opinion, I have relied, with your approval, upon the opinion of Sullivan & Cromwell LLP as to matters of United States law and procedure and I do not express any opinion as to the financial or statistical data contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Also in rendering the foregoing opinion, I have assumed that the Debentures being delivered today are in the form of the Global Debenture examined by me and bear the seal of the Department of Finance of the Province, the signature of the Honourable Stan Struthers, the Minister of Finance of the Province, and the countersignature of a person authorized by Order of the Lieutenant Governor in Council of the Province No. 290/2012, which facts I have not verified by inspection.

Yours truly,

/s/ Julie Frederickson

Julie Frederickson

Crown Counsel, Civil Legal Services

Department of Justice

Province of Manitoba

4

No.	290/2012

ORDER IN COUNCIL

ORDER

1.	The Minister of Finance and each of the Designated Officers listed in paragraph 3 are authorized to raise money by way of loan on the credit of the Government of Manitoba for the purposes set out in section 53 of The Financial Administration Act, up to the maximum amount of $2,000,000,000.00 (Canadian).

2.	The total amount of money that may be raised by way of loan on the credit of the Government of Manitoba under this Order shall be the sum of the principal amounts payable on the settlement dates of the loans raised and the maturity dates of the provincial securities issued.

When money is raised by way of loan in a currency other than Canadian dollars, these amounts shall be determined by applying section 52 of The Financial Administration Act.

3.	The following persons are “Designated Officers” for the purpose of raising money by way of loan on the credit of the Government of Manitoba under this Order:

(a)	the Deputy Minister of Finance;

(b)	the Assistant Deputy Minister of Finance - Treasury Division;

(c)	the Director of Capital Markets for the Department of Finance;

(d)	the Assistant Director of Capital Markets for the Department of Finance.

4.	Provincial securities issued under the authority of this Order shall be signed by the Minister of Finance and countersigned by one of the following persons:

(a)	a Designated Officer listed in paragraph 3; or

(b)	a person authorized to act on behalf of the fiscal, issuing or paying agent appointed under a fiscal, issuing or paying agent agreement entered into by a Designated Officer for provincial securities issued under the authority of this Order.

A person who countersigns a provincial security shall be described on it as an “Authorized Signing Officer”.

5.	Money raised by loan under the authority of this Order, and the interest and any premium on it, is a direct and unconditional obligation of the Government of Manitoba. This obligation is a charge on, and is payable out of, the Consolidated Fund and ranks equally with all other loans constituting general obligations of the Government of Manitoba. The Government of Manitoba shall not prefer one obligation above another for any reason, including priority of date of issue or currency of payment.

6.	If the Government of Manitoba secures any present or future loan by a lien, pledge or other charge upon any of its present or future assets or revenues, a loan under the authority of this Order shall share in and be secured by the lien, pledge or other charge equally and rateably with the other loans. The Order or other instrument creating the lien, pledge or other charge shall expressly provide for this.

7.	The Minister of Finance and each of the Designated Officers have the authority to do all acts and things permitted under The Financial Administration Act with respect to raising money by way of loan on the credit of the Government of Manitoba under this Order.

8.	In addition to the authority granted by paragraph 7 of this Order, the Minister of Finance and each of the Designated Officers are authorized to:

(a)	appoint legal counsel or agents to act on behalf of the Government of Manitoba and provide services in respect of raising money by way of loan; and

(b)	certify in writing the amount of money that may be raised by way of loan on the credit of the Government of Manitoba. A certificate signed by the Minister of Finance or a Designated Officer is conclusive evidence of the amount that may be raised and is binding on the Government of Manitoba In respect of each loan made under the authority of this Order.

PSF 40 – 29040 June 2007	Page 1 of 3

No.	290/2012

AUTHORITY

The Financial Administration Act, C.C.S.M. c. F55, states:

Authorization of debt

49(1) No money shall be raised on the credit of the government except under the authority of this or another Act of the Legislature.

Raising money to refinance debt or for temporary purposes

49(2) The government may raise money on its credit

(a) for the purposes stated in clauses 53(c) and (d); or

(b) for temporary purposes.

Authority to raise money

50(1) When this or any other Act of the Legislature confers on the government the power to raise money on the credit of the government, the Lieutenant Governor in Council may by Order authorize the Minister of Finance or may designate and authorize an officer of the Department of Finance to raise money to a specified maximum amount on the credit of the government.

Manner of raising money

50(2) An Order of the Lieutenant Governor in Council under subsection (1) authorizes the Minister of Finance or designated officer to raise money by way of loan in any of the following ways:

(a) by the issue and sale of provincial securities;

(b) from a bank, trust company, credit union or other financial institution;

(c) in any other manner.

Powers re raising money

50(3) When the Minister of Finance or designated officer raises money by the issue and sale of provincial securities, he or she may determine

(a) the principal amount of the provincial securities to be issued;

(b) the rate of interest payable and the rate of any premium or discount applicable on the provincial securities;

(c) the currency in which the principal amount of the provincial securities and any interest or premium are payable;

(d) the sale price of the provincial securities;

(e) the form, denomination and dates of issue and maturity of the provincial securities; and

(f) any other terms and conditions of the provincial securities.

Raising money in foreign currency

52 When the Minister of Finance or designated officer raises money by way of loan in a currency other than Canadian dollars,

(a) the balance remaining of the authority to raise money granted by an Order of the Lieutenant Governor in Council under subsection 50(1) shall be calculated by converting the amount of that currency into Canadian dollars using the Bank of Canada Canadian dollar noon spot exchange rate on the third business day immediately preceding the day on which the Minister of Finance or designated officer finalizes the terms and conditions applying to the loan (referred to in this subsection as the “valuation date”);

(b) the amount of authority under this or any other Act of the Legislature to raise money shall be abated by

(i) if the amount of the loan raised in the currency is converted to Canadian dollars, the amount of the Canadian dollars, and

(ii) if the amount of the loan raised in the currency is not converted to Canadian dollars, the amount that is obtained when the amount of the loan in the currency is converted at the Bank of Canada Canadian dollar noon spot exchange rate for that currency on the settlement date for the loan; and

PSF 40 – 29040 June 2007	Page 2 of 3

No.	290/2012

(c) if, as a result of the fluctuation in value of the currency from the valuation date to the date of conversion or settlement as set out in subclause (b)(ii), the amount abated under clause (b) together with the amount of any other money raised under any Act of the Legislature exceeds the aggregate of the amounts authorized under this and any other Act of the Legislature, the excess shall be applied in repayment of any debt of the government and shall be reported in the public accounts.

Purposes of money raised under section 50

53 Money raised under section 50 shall be raised for one or more of the following purposes:

(a) funding the Consolidated Fund when the Minister of Finance determines that it is insufficient to meet the disbursements lawfully authorized to be made from it;

(b) funding advances and loans authorized under this or any other Act of the Legislature;

(c) redeeming or repaying provincial securities;

(d) redeeming or repaying securities the repayment of which has been guaranteed by the government.

Execution of provincial securities

54(1) Subject to subsection (2), provincial securities shall be

(a) signed by the Minister of Finance; and

(b) countersigned by an officer of the Department of Finance or another person designated by the Lieutenant Governor in Council for the purpose of this section.

Reproduced signature

55 The signature of a person required to execute provincial securities that is engraved, lithographed, printed or electronically or otherwise reproduced is for all purposes the signature of that person and is binding on the government notwithstanding that the person whose signature is reproduced may not have held office at the date of the provincial securities or at the date they are delivered.

PSF 40 – 29040 June 2007	Page 3 of 3

I hereby certify that the within instrument is a true and correct copy of Order in Council No. 290/2012.

Given under my hand and seal of Office at the City of Winnipeg in Manitoba, this 2nd day of April, A.D. 2013.

Clerk of the Executive Council

No.	374/2011

ORDER IN COUNCIL

ORDER

1.	Order in Council 349/2009, as amended, is amended as follows:

(a)	paragraph 3 is replaced with the following:

3.	The Honourable David Walter Chomiak, a Member of the Executive Council, is appointed under the Great Seal of the Province of Manitoba, to hold office during pleasure as Minister of Conservation and as Minister charged with the administration of

The Manitoba Hydro Act	H190

and he continues to hold office during pleasure as Minister of Innovation, Energy and Mines and as Minister charged with the administration of

The Gaming Control Act	G5.

(b)	paragraph 4 is struck out;

(c)	paragraph 9 is replaced with the following:

9.	The Honourable Stan Struthers, a Member of the Executive Council, is appointed under the Great Seal of the Province of Manitoba to hold office during pleasure as Minister of Finance, as Minister responsible for the Civil Service and as Minister charged with the administration of

The Crown Corporations Public Review and Accountability Act	C336

and he continues to hold office during pleasure as Minister of Agriculture, Food and Rural Initiatives.

(d)	paragraph 19 is struck out.

2.	Schedule T of Order in Council 350/2009, as amended, is replaced with Schedule T attached to this Order.

3.	This Order Is effective Immediately.

AUTHORITY

The Executive Government Organization Act, C.C.S.M c. E170, states:

Presiding over departments

3(1) The Lieutenant Governor in Council may appoint, under the Great Seal of the province, from among the ministers, to hold office during pleasure, a President of the executive council and ministers to preside over the several departments and to discharge such duties, exercise such powers and perform such functions as he may prescribe; and the Lieutenant Governor in Council may determine the titles by which those ministers shall be known.

Additional departments

3(2) One minister may be appointed to preside over two or more departments.

…

Transfer of minister’s duties, etc.

5(1) The Lieutenant Governor in Council may transfer and assign to any minister, by name, title or otherwise, any or all of the powers, duties and functions given or imposed by law to or on any other minister.

Exercise of transferred powers, etc.

5(2) Where any or all of the powers, duties and functions of a minister are transferred to another minister under subsection (1), the minister to whom the powers, duties and functions are transferred may exercise the powers and perform the duties and functions under his title or the title of the minister from whom they are transferred.

PSF 40 – 29040 June 2007	Page 1 of 1

SCHEDULE T

STATUTES RESPONSIBILITY

OTHER ASSIGNMENTS

CONTINUING CONSOLIDATION CHAPTER

Hon. Steve Ashton
The Emergency Measures Act	E 80
The Emergency 911 Public Safety Answering Point Act	E 85
The Manitoba Lotteries Corporation Act	L 210*

Hon. David Walter Chomiak
The Gaming Control Act	G 5*
The Gaming Control Local Option (VLT) Act	G 7
The Manitoba Hydro Act	H 190*
The Manitoba Natural Resources Development Act	N 33

Hon. Gord Mackintosh
The Liquor Control Act	L 160*

Hon. Eric Robinson
The Boxing Commission Act	B 80
The Communities Economic Development Fund Act	C 155*
The Fisheries Act [Part III]	F 90

Hon. Stan Struthers
The Civil Service Act	C 110
The Civil Service Special Supplementary Severance Benefit Act (1983)	C 119
The Civil Service Superannuation Act	C 120
The Crown Corporations Public Review and Accountability Act	C 336*
The Public Interest Disclosure (Whistleblower Protection) Act	P 217
The Public Servants Insurance Act	P 270

Hon. Peter Bjornson
The Development Corporation Act	D 60

Hon. Andrew James Swan
The Manitoba Public Insurance Corporation Act	P 215*

Hon. Jennifer Juliette Howard
The Manitoba Women’s Advisory Council Act	W 170
The Workers Compensation Act	W 200*

Hon. Florfina Marcelino
The Manitoba Ethnocultural Advisory and Advocacy Council Act	E 148
The Manitoba Multiculturalism Act	M 223

*	means that this Act is assigned to the Minister in the ministerial appointment Order in Council. It is listed here for ease of reference.

No.	374/2011

DÉCRET

DÉCRET

1.	Le décret 349/2009, tel qu’il a été modifié, est modifié de la façon suivante:

a)	le paragraphe 3 est remplacé par ce qui suit:

3.	Monsieur David Walter Chomiak, membre du Conseil exécutif, est nommé à titre amovible, sous le Grand Sceau de la province du Manitoba, ministre de la Conservation et ministre chargé de l’application de la loi suivante:

Loi sur l’Hydro-Manitoba	H190.

ll continue à exercer à titre amovible, ses fonctions de ministre de l’innovation, de l’Énergie et des Mines et de ministre chargé de l’application de la loi suivante:

Loi sur la Commission de régie du jeu	G5.

b)	le paragraphe 4 est abrogé;

c)	le paragraphe 9 est remplacé par ce qui suit:

9.	Monsieur Stan Struthers, membre du Conseil exécutif, est nommé à titre amovible, sous le Grand Sceau de la province du Manitoba, ministre des Finances, ministre responsable de la Fonction publique et ministre chargé de l’application de la loi suivante:

Loi sur l’examen public des activités des corporations de la Couronne et l’obligation redditionnelle de celles ci	C336.

ll continue à exercer à titre amovible, ses fonctions de ministre de l’Agriculture, de l’Alimentation et des Initiatives rurales.

d)	le paragraphe 19 est abrogé.

2.	L’annexe T du décret 350/2009, tel qu’il a été modifié, est remplacée par l’annexe T ci-jointe.

3.	Le présent décret entre en vigueur immédiatement.

DISPOSITION HABILITANTE

La Loi sur l’organisation du gouvernement, c. E170 de la C.P.L.M., prévoit notamment ce qui suit:

« Autorité au sein des ministres

3(1) Le lieutenant-gouverneur en conseil peut nommer, sous le Grand Sceau de la province, un des ministres président du Conseil exécutif et d’autres ministres pour qu’ils dirigent les divers ministéres et qu’ils exercent les attributions qu’il leur confère. Les personnes ainsi nommées occupent leur charge à titre amovible. Le lieutenant-gouverneur en conseil peut établir les titres sous lesquels les ministres sont désignés.

Ministères supplémentaires

3(2) Un ministre peut étre nommé afin de diriger plus d’un ministère

[…]

Transfert des fonctions ministérielles

5(1) Le lieutenant-gouverneur en conseil peut transférer au ministre qu’il désigne par son nom, par son titre ou autrement, tout ou partie des attributions que la loi confère à un autre ministre.

Exercice des pouvoirs transférés

5(2) Le ministre à qui tout ou partie des attributions est transféré en application du paragraphe (1) peut les exercer en utilisant son titre ou celui du ministre qui en était titulaire avant le transfert.

[…]

PSF 40F – 29040 2002	1/ 1

ANNEXE T

AUTRES LOIS RELEVANT DE LA COMPETÉNCE

DE CERTAINS MINISTRES

CHAPITRE DE LA CODIFICATION PERMANENTE

M. le ministre Steve Ashton
Loi sur les mesures d’urgence	E 80
Loi sur les centres téléphoniques de sécurité publique — service d’urgence 911	E 85
Loi sur la Corporation manitobaine des loteries	L 210*

M. le ministre David Walter Chomiak
Loi sur la Commission de régie du jeu	G 5*
Loi sur les options locales en matière de jeu (appareils de loterie vidéo)	G 7
Loi sur l’Hydro-Manitoba	H 190*
Loi sur la mise en valeur des ressources naturelles du Manitoba	N 33

M. le ministre Gord Mackintosh
Loi sur la réglementation des alcools	L 160*

M. le ministre Eric Robinson
Loi sur la Commission de la boxe	B 80
Loi sur le Fonds de développement économique local	C 155*
Loi sur la pêche (partie III)	F 90

M. le ministre Stan Struthers
Loi sur la fonction publique	C 110
Loi sur les prestations spéciales et supplémentaires de la fonction publique (1983)	C 119
Loi sur la pension de la fonction publique	C 120
Loi sur l’examen public des activités des corporations de la Couronne et l’obligation redditionnelle de celles-ci	C 336*
Loi sur les divulgations faites dans l’intérêt public (protection des divulgateurs d’actes répréhensibles)	P 217
Loi sur l’assurance des employés du gouvernement	P 270

M. le ministre Peter Bjornson
Loi sur la Société de développement	D 60

M. le ministre Andrew James Swan
Loi sur la Société d’assurance publique du Manitoba	P 215*

Mme la ministre Jennifer Juliette Howard
Loi sur le Conseil consultatif des femmes du Manitoba	W 170
Loi sur les accidents du travail	W 200*

Mme la ministre Florfina Marcelino
Loi sur le Conseil ethnoculturel manitobain de consultation et de revendication	E 148
Loi sur le multiculturalisme au Manitoba	M 223

*	Loi qui a été attribuée au ministre dans le décret des nominations ministérielles (indiquée ici à titre de renseignement)

I hereby certify that the within instrument is a true and correct copy of Order in Council No. 374/2011.

Given under my hand and seal of Office at the City of Winnipeg in Manitoba, this 2nd day of April, A.D. 2013.

Clerk of the Executive Council

No.	18/2012

ORDER IN COUNCIL

ORDER

1.	The Honourable Gregory F. Selinger, the President of the Executive Council, continues to hold office during pleasure as Minister responsible for Francophone Affairs.

2.	The Honourable Steve Ashton, a Member of the Executive Council, continues to hold office during pleasure as Minister of Infrastructure and Transportation, as Minister responsible for Emergency Measures and as Minister charged with the administration of

The Manitoba Lotteries Corporation Act	L210.

3.	The Honourable David Walter Chomiak, a Member of the Executive Council, continues to hold office during pleasure as Minister of Innovation, Energy and Mines and as Minister charged with the administration of the following:

The Gaming Control Act	G5

The Manitoba Hydro Act	H190.

4.	The Honourable Gord Mackintosh, a Member of the Executive Council, Is appointed under the Great Seal of the Province of Manitoba to hold office during pleasure as Minister of Conservation and Water Stewardship.

5.	The Honourable Eric Robinson, a Member of the Executive Council, continues to hold office during pleasure as Minister of Aboriginal and Northern Affairs, as Minister responsible for Sport, and as Minister charged with the administration of

The Communities Economic Development Fund Act	C155.

6.	The Honourable Ron Lemieux, a Member of the Executive Council, continues to hold office during pleasure as Minister of Local Government.

7.	The Honourable Stan Struthers, a Member of the Executive Council, continues to hold office during pleasure as Minister of Finance, as Minister responsible for the Civil Service and as Minister charged with the administration of

The Crown Corporations Public Review and Accountability Act	C336.

8.	The Honourable Nancy Allan, a Member of the Executive Council, continues to hold office during pleasure as Minister of Education.

9.	The Honourable Jim Rondeau, a Member of the Executive Council, is appointed under the Great Seal of the Province of Manitoba to hold office during pleasure as Minister of Healthy Living, Seniors and Consumer Affairs and as Minister charged with the administration of the following:

The Liquor Control Act	L160.

10.	The Honourable Peter Bjornson, a Member of the Executive Council, continues to hold office during pleasure as Minister of Entrepreneurship, Training and Trade.

11.	The Honourable Christine Melnick, a Member of the Executive Council, is appointed under the Great Seal of the Province of Manitoba to hold office during pleasure as Minister of Immigration and Multiculturalism.

12.	The Honourable Theresa Oswald, a Member of the Executive Council, continues to hold office during pleasure as Minister of Health.

13.	The Honourable Kerri Irvin-Ross, a Member of the Executive Council, continues to hold office during pleasure as Minister of Housing and Community Development.

14.	The Honourable Andrew James Swan, a Member of the Executive Council, continues to hold office during pleasure as Minister of Justice and Attorney General, as Keeper of the Great Seal of the Province of Manitoba, as Minister responsible for Constitutional Affairs and as Minister charged with the administration of

The Manitoba Public Insurance Corporation Act	P215.

PSF 40 – 29040 June 2007	Page 1 of 2

No.	18/2012

15.	The Honourable Jennifer Juliette Howard, a Member of the Executive Council, is appointed under the Great Seal of the Province of Manitoba to hold office during pleasure as Minister of Family Services and Labour, and she continues to hold office during pleasure as Minister responsible for Persons with Disabilities, as Minister responsible for the Status of Women and as Minister charged with the administration of

The Workers Compensation Act	W200.

16.	The Honourable Florfina Marcelino, a Member of the Executive Council, continues to hold office during pleasure as Minister of Culture, Heritage and Tourism.

17.	The Honourable Erin Selby, a Member of the Executive Council, continues to hold office during pleasure as Minister of Advanced Education and Literacy.

18.	The Honourable Kevin David Chief, a Member of the Executive Council, is appointed under the Great Seal of the Province of Manitoba to hold office during pleasure as Minister of Children and Youth Opportunities.

19.	The Honourable Ron Kostyshyn, a Member of the Executive Council, is appointed under the Great Seal of the Province of Manitoba to hold office during pleasure as Minister of Agriculture, Food and Rural Initiatives.

20.	Where an Act, regulation, order or document contains a reference to a Minister by title, and the Lieutenant Governor in Council has transferred any of that Minister’s responsibilities to another Minister, the reference is deemed to be a reference to the Minister to whom the responsibility has been transferred.

21.	Order in Council 349/2009, as amended, is rescinded.

22.	This Order is effective immediately.

AUTHORITY

The Executive Government Organization Act, C.C.S.M. c. E170, states:

Presiding over departments

3(1) The Lieutenant Governor in Council may appoint, under the Great Seal of the province, from among the ministers, to hold office during pleasure, a President of the executive council and ministers to preside over the several departments and to discharge such duties, exercise such powers and perform such functions as he may prescribe; and the Lieutenant Governor in Council may determine the titles by which those ministers shall be known.

Additional departments

3(2) One minister may be appointed to preside over two or more departments.

…

Transfer of minister’s duties, etc.

5(1) The Lieutenant Governor in Council may transfer and assign to any minister, by name, title or otherwise, any or all of the powers, duties and functions given or imposed by law to or on any other minister.

Exercise of transferred powers, etc.

5(2) Where any or all of the powers, duties and functions of a minister are transferred to another minister under subsection (1), the minister to whom the powers, duties and functions are transferred may exercise the powers and perform the duties and functions under his title or the title of the minister from whom they are transferred.

References to ministers

5(3) Where, in any Act of the Legislature or any regulation, order or document, there is reference to a minister by title, the Lieutenant Governor in Council may designate another minister by name, title or otherwise, who shall be deemed to be the minister to whom reference is made in the Act, regulation, order or document.

PSF 40 – 29040 June 2007	Page 2 of 2

No.	18/2012

DÉCRET

DÉCRET

1.	Monsieur le premier ministre Gregory F. Selinger, président du Conseil exécutif, continue à exercer, à titre amovible, ses fonctions de ministre responsable des Affaires francophones.

2.	Monsieur Steve Ashton, membre du Conseil exécutif, continue à exercer, à titre amovible, ses fonctions de ministre de l’Infrastructure et des Transports, de ministre responsable des Mesures d’urgence et de ministre chargé de l’application de la loi suivante:

Loi sur la Corporation manitobaine des loteries	L210.

3.	Monsieur David Walter Chomiak, membre du Conseil exécutif, continue à exercer, à titre amovible, ses fonctions de ministre de l’Innovation, de l’Énergie et des Mines et de ministre chargé de l’application des lois suivantes:

Loi sur la Commission de régie du jeu	G5

Loi sur I’Hydro-Manitoba	H190.

4.	Monsieur Gord Mackintosh, membre du Conseil exécutif, est nommé à titre amovible, sous le Grand Sceau de la province du Manitoba, ministre de la Conservation et de la Gestion des ressources hydriques.

5.	Monsieur Eric Robinson, membre du Conseil exécutif, continue à exercer, à titre amovible, ses fonctions de ministre des Affaires autochtones et du Nord, de ministre responsable du Sport et de ministre chargé de l’application de la loi suivante:

Loi sur le Fonds de développement économique local	C155.

6.	Monsieur Ron Lemieux, membre du Conseil exécutif, continue à exercer, à titre amovible, ses fonctions de ministre des Administrations locales.

7.	Monsieur Stan Struthers, membre du Conseil exécutif, continue à exercer, à titre amovible, ses fonctions de ministre des Finances, de ministre responsable de la Fonction publique et de ministre chargé de l’application de la loi suivante:

Loi sur I’examen public des activités des corporations de
la Couronne et I’obligation redditionnelle de celles ci	C336.

8.	Madame Nancy Allan, membre du Conseil exécutif, continue à exercer, à titre amovible, ses fonctions de ministre de l’Éducation.

9.	Monsieur Jim Rondeau, membre du Conseil exécutif, est nommé à titre amovible, sous le Grand Sceau de la province du Manitoba, ministre de la Vie saine, des Aînés et de la Consommation et ministre chargé de l’application de la loi suivante:

Loi sur la réglementation des alcools	L160.

10.	Monsieur Peter Bjomson, membre du Conseil exécutif, continue à exercer, à titre amovible, ses fonctions de ministre de l’Entreprenariat, de la Formation professionnelle et du Commerce.

11.	Madame Christine Melnick, membre du Conseil exécutif, est nommée à titre amovible, sous le Grand Sceau de la province du Manitoba, ministre de l’limmigration et des Affaires multiculturelles.

12.	Madame Theresa Oswald, membre du Conseil exécutif, continue à exercer, à titre amovible, ses fonctions de ministre de la Santé.

13.	Madame Kerri Irvin-Ross, membre du Conseil exécutif, continue à exercer, à titre amovible, ses fonctions de ministre du Logement et du Développement communautaire.

PSF 40F – 29040 2002	1/3

No.	18/2012

14.	Monsieur Andrew James Swan, membre du Conseil exécutif, continue à exercer, à titre amovible, ses fonctions de ministre de la Justice et procureur général, de gardien du Grand Sceau de la province du Manitoba, de ministre responsable des Affaires constitutionnelles et de ministre chargé de l’application de la loi suivante:

Loi sur la Société d’assurance publique du Manitoba	P215.

15.	Madame Jennifer Juliette Howard, membre du Conseil exécutif, est nommée à titre amovible, sous le Grand Sceau de la province du Manitoba, ministre des Services à la famille et du Travail et continue à exercer, à titre amovible, ses fonctions de ministre responsable des Personnes handicapées, de ministre responsable de la Condition féminine et de ministre chargée de l’application de la loi suivante:

Loi sur les accidents du travail	W200.

16.	Madame Florfina Marcelino, membre du Conseil exécutif, continue à exercer, à titre amovible, ses fonctions de ministre de la Culture, du Patrimoine et du Tourisme.

17.	Madame Erin Selby, membre du Conseil exécutif, continue à exercer, à titre amovible, ses fonctions de ministre de l’Enseignement postsecondaire et de l’Alphabétisation,

18.	Monsieur Kevin David Chief, membre du Conseil exécutif, est nommé à titre amovible, sous le Grand Sceau de la province du Manitoba, ministre des Enfants et des Perspectives pour la jeunesse.

19.	Monsieur Ron Kostyshyn, membre du Conseil exécutif, est nommé à titre amovible, sous le Grand Sceau de la province du Manitoba, ministre de l’Agriculture, de l’Alimentation et des Initiatives rurales.

20.	S’il est fait mention d’un ministre par son titre dans un document, notamment dans une loi, dans un règlement ou dans un décret, et que tout ou partie des attributions de ce ministre aient été transférées à un autre ministre par le lieutenant-gouverneur en conseil, cet autre ministre est réputé être celui mentionné dans le document en question.

21.	Le décret n° 349/2009, tel qu’il a été modifié, est annulé.

22.	Le présent décret entre en vigueur immédiatement.

DISPOSITIONS HABILITANTES

La Loi sur l’organisation du gouvemement, c. E170 de la C.P.L.M., prévoit notamment ce qui suit:

« Autorité au sein des ministères

3(1) Le lieutenant-gouverneur en conseil peut nommer, sous le Grand Sceau de la province, un des ministres président du Conseil exécutif et d’autres ministres pour qu’ils dirigent les divers ministères et qu’ils exercent les attributions qu’il leur confère. Les personnes ainsi nommées occupent leur charge à titre amovible. Le lieutenant-gouverneur en conseil peut établir les titres sous lesquels les ministres sont désignés.

Ministères supplémentaires

3(2) Un ministre peut être nommé afin de diriger plus d’un ministère.

[…]

Transfert des fonctions ministérielles

5(1) Le lieutenant-gouverneur en conseil peut transférer au ministre qu’il désigne par son nom, par son titre ou autrement, tout ou partie des attributions que la loi confère à un autre ministre.

Exercice des pouvoirs transférés

5(2) Le ministre à qui tout ou partie des attributions est transféré en application du paragraphe (1) peut les exercer en utilisant son titre ou celui du ministre qui en était titulaire avant le transfert.

PSF 40 – 29040 2002	2/3

I hereby certify that the within instrument is a true and correct copy of Order in Council No. 18/2012.

Given under my hand and seal of Office at the City of Winnipeg in Manitoba, this 2nd day of April, A.D. 2013.

Clerk of the Executive Council

No.	18/2012

Mention des ministres

5(3) S’il est fait mention d’un ministre par son titre dans des lois de la Législature ou dans des règlements, des décrets ou des documents, le lieutenant-gouverneur en conseil peut désigner un autre ministre par son nom, par son titre ou autrement. Cet autre ministre est réputé être celui mentionné dans les lois, les règlements, les décrets ou les documents ».

PSF 40 – 29040 2002	3/3